EXHIBIT 11.1
                             QUICKRESPONSE SERVICES, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                          1996           1995           1994
                                                       ---------      ---------      ---------
Primary shares:
Average common shares outstanding                      8,345,679      8,228,882      8,034,124
Common share equivalents                                 267,095        270,154        344,764
                                                       ---------      ---------      ---------
                                                       8,612,774      8,499,036      8,378,887
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------



Net earnings applicable to common stock                   $6,611         $2,387        $13,965
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------

Earnings per common and common share equivalents,
     primary                                               $0.77          $0.28          $1.67
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------


Fully-diluted shares:
Average common shares outstanding                      8,345,679      8,228,882      8,034,124
Common share equivalents                                 267,254        297,584        344,231
                                                       ---------      ---------      ---------
                                                       8,612,933      8,526,465      8,378,355
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------



Net earnings applicable to common stock                   $6,611         $2,387        $13,965
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------

Earnings per common and common equivalent share,
     fully - diluted                                       $0.77          $0.28          $1.67
                                                       ---------      ---------      ---------
                                                       ---------      ---------      ---------








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